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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in Forms S-8 (File No. 333-22047 and File No. 333-90562) of P&F Industries, Inc. of our report dated April 26, 2010 relating to the consolidated financial statements of P&F Industries, Inc. as of December 31, 2009 and 2008, and for the years then ended included in this Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ J.H. Cohn LLP
Jericho, New York
April 26, 2010

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM